EXHIBIT 4.3

                             Specimen Non-negotiable

NUMBER                                                                 SHARES
PB

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                             SECURED SERVICES, INC.

                    TOTAL AUTHORIZED ISSUE 55,000,000 SHARES
  50,000,000 SHARES,                                        5,000,000 SHARES,
PAR VALUE $.0001 EACH                                   PAR VALUE $.0001 EACH
    COMMON STOCK                                              PREFERRED STOCK

This is to Certify that ________________________________ is the owner of
____________________________________________________________ shares of Series B
Convertible Preferred Stock fully paid and non-assessable shares of the above corporation transferable only on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated

                            [SECURED SERVICES, INC.]
                                   [CORPORATE]
                                   [SEAL 1988]
                                   [DELAWARE]

     ------------------------------                ------------------------
     Michael P. Dubreuil, Secretary                King T. Moore, President

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NEITHER THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE
CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

THESE SECURITIES AND THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE ARE SUBJECT TO CERTAIN CONTRACTUAL RESTRICTIONS ON TRANSFER. A COPY OF THE AGREEMENT RESTRICTING TRANSFER MAY BE OBTAINED WITHOUT CHARGE FROM THE COMPANY'S SECRETARY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS